As filed with the Securities and Exchange Commission on
August 27, 1998                                      Registration No. 333-38371

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                         -------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                             ON FORM S-3 TO FORM S-1
                             Registration Statement
                        Under the Securities Act of 1933
                        --------------------------------

                           METRIKA SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                              33-0733537
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)


                               ---------------
                          5788 Pacific Center Boulevard
                           San Diego, California 92121
                                 (619) 450-9649
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ---------------

                          Sandra L. Lambert, Secretary
                           Metrika Systems Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                    Copy to:
                             Seth H. Hoogasian, Esq.
                                 General Counsel
                           Metrika Systems Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000

                                 ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.


If the only securities being requested on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                  SUBJECT TO COMPLETION, DATED AUGUST 27, 1998

                                   PROSPECTUS
                                 967,828 Shares

                           METRIKA SYSTEMS CORPORATION

                                  Common Stock

     This Prospectus relates to the resale of 967,828 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Metrika Systems Corporation ("Metrika Systems" or the "Company") by certain shareholders of the Company (the "Selling Shareholders"). The Shares may be offered from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected by the sale of Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Shares were originally sold by the Company in private placements pursuant to certain Stock Purchase Agreements with the Company dated December 16, 1996 and December 27, 1996 (the "Purchase Agreements"). See "Selling Shareholders".

                                 ---------------
The Common Stock offered hereby involves a high degree of risk. See "RISK FACTORS" at page 5.
                                 ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
------------------------------------------------------------------------------

    None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Shareholders) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.

    The Company is a majority-owned subsidiary of Thermo Instrument Systems Inc. ("Thermo Instrument"), which is a majority-owned subsidiary of Thermo Electron Corporation ("Thermo Electron"). The Common Stock is traded on the American Stock Exchange under the symbol "MKA". On August 27, 1998, the reported closing price of the Common Stock on the American Stock Exchange was $11.25 per share.

               The date of this Prospectus is August __, 1998.

                                 ---------------

    No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. Unless otherwise noted, all information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                               ---------------

                              AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company; the address of such Web site is http://www.sec.gov. The Common Stock of the Company is listed on the American Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

    This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

    The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests for such copies should be directed to: Sandra L. Lambert, Secretary, Metrika Systems Corporation, c/o Thermo Electron Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02454-9046 (telephone: (781) 622-1000).

                                   THE COMPANY

     The Company develops, manufactures and markets on-line industrial process optimization systems that employ proprietary ultra-high speed advanced scientific measurement technologies for applications in raw materials analysis and finished materials quality control. The Company operated as two divisions of Thermo Instrument until its incorporation as a Delaware corporation in November 1996. In connection with the Company's incorporation, Thermo Instrument transferred to the Company the assets, liabilities and business of its Gamma-Metrics subsidiary and Radiometrie division ("Radiometrie") in exchange for 5,000,000 shares of the Company's common stock. Unless the context otherwise requires, references in this Prospectus to the Company or Metrika Systems refer to Metrika Systems Corporation and its subsidiaries and the predecessor business which constitute the Company. The Company's on-line raw materials analyzer business is conducted by its Gamma-Metrics subsidiary based in San Diego, California, and its on-line finished materials quality control business is conducted by its Radiometrie division with operations in Erlangen, Germany and Gloucester, England.

     On August 12, 1998,  Thermo  Electron  issued a press  release  regarding a
proposed   reorganization  at  Thermo  Electron   involving  certain  of  Thermo
Electron's subsidiaries, including the Company.

     In the press release, Thermo Electron announced that the Company may be merged with ONIX Systems Inc. ("ONIX"), a majority-owned, publicly traded subsidiary of Thermo Instrument and with Thermo Sentron Inc. ("Sentron"), a majority-owned, publicly traded subsidiary of Thermedics Inc., which in turn is a majority-owned, publicly traded subsidiary of Thermo Electron. The combined entity resulting from the merger of the Company, ONIX and Sentron would be a majority-owned, publicly traded subsidiary of Thermo Instrument. Shareholders of each of the Company, ONIX and Sentron would receive shares of the common stock of the combined entity in exchange for their shares of common stock of the Company, ONIX and Sentron, respectively. The completion of this transaction is subject to numerous conditions, including the establishment of prices and exchange ratios, confirmation of anticipated tax consequences, approval by the directors of each of the Company, ONIX, Sentron, Thermo Instrument and Thermedics, including the independent directors of such companies, negotiation and execution of a definitive merger agreement, clearance by the Securities and Exchange Commission of any necessary documents in connection with the proposed transaction, approval by the directors of Thermo Electron, and fairness opinions from one or more investment banking firms on certain financial aspects of the transaction.

     As of August 27, 1998, Thermo Instrument owned approximately 60.9% of the Company's outstanding Common Stock. The Company's principal executive offices are located at 5788 Pacific Center Boulevard, San Diego, California 92121, and its telephone number is (619) 450-9649.

                                  RISK FACTORS

     In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause its actual results in 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

     Dependence on Capital Spending Policies. The Company's customers include coal burning utilities, coal mines, cement manufacturers, and manufacturers of web-type materials such as steel, plastic and rubber. The capital spending policies of these companies can have a significant effect on the demand for the Company's products. Such policies are based on a wide variety of factors, including the resources available to make such purchases, the spending priorities among various types of process control equipment or techniques and policies regarding capital expenditures during recessions. Any decrease in capital spending by these customers could have a material adverse effect on the Company's business and results of operations. Further, the Company's growth is dependent in part on construction and upgrade of manufacturing plants in the basic materials industries. A recession in one or more markets could cause a slowdown or reduction in capital spending and in new plant construction.

     Uncertainty of Market Acceptance of New Products. Certain of the Company's products represent alternatives to traditional instruments and methods. As a result, such products may be slow to achieve, or may not achieve, market acceptance, as customers may seek further validation of the efficiency and efficacy of the Company's technology. This is particularly true where the purchase of the product requires a significant capital commitment. Further, because on-line process control systems are incorporated into a customer's production line, a decision to invest in these systems involves significant operating risks if the system fails or shuts down. The Company intends to expand its product base by adapting its proprietary technologies for new applications in broader industry segments including the pharmaceutical, agrochemical and industrial chemical industries. The Company believes that, to a significant extent, its growth prospects depend on the continuing acceptance by a broader group of customers and by broader industry segments of its new products and technologies. There can be no assurance that the Company will be successful in adapting its proprietary technologies for new applications, in obtaining these acceptances or, if obtained, that such acceptances will be sustained. The failure of the Company to obtain and sustain such acceptances could have a material adverse effect on the Company's business and results of operations.

     Technological Change and New Products. The market for on-line process optimization systems is characterized by changing technology, evolving industry standards and new product introductions. The Company's future success will depend in part upon its ability to enhance its existing products and to develop and introduce new products and technologies to meet changing customer requirements and to successfully serve broader industry segments. The Company is currently devoting significant resources toward the enhancement of its existing products and the development of new products and technologies. There can be no assurance that the Company will successfully complete the enhancement and development of these products in a timely fashion or that the Company's current or future products will satisfy the needs of the on-line process optimization systems markets. Any failure to complete the enhancement and development of these products or the failure of the Company's current or future products to satisfy market needs could have a material adverse effect on the Company's business and results of operations.

     Risks Associated with Acquisition Strategy. The Company's strategy includes the acquisition of businesses and technologies that complement or augment the Company's existing product lines. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers, the need for regulatory approvals, including antitrust approvals, and the high valuations of businesses resulting from historically high stock prices in many countries. There can be no assurance that the Company will be able to complete future acquisitions or that the Company will be able to successfully integrate any acquired business. In order to finance such acquisitions, it may be necessary for the Company to raise additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to the Company and, in the case of equity financing, may result in dilution to the Company's stockholders.

     International Operations and International Sales. In 1997, 1996 and 1995, sales originating outside the U.S. accounted for 51%, 56% and 58%, respectively, of the Company's total revenues. In addition, in 1997, 1996 and 1995, U.S. export sales accounted for 33%, 26% and 23%, respectively, of the Company's total revenues. The Company anticipates that sales outside the U.S. and U.S. export sales will continue to account for a significant percentage of the Company's total revenues. The Company intends to continue to expand its presence in international markets. International revenues are subject to a number of risks, including the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs or adopt other restrictions on foreign trade; U.S. export licenses may be difficult to obtain; the protection of intellectual property in foreign countries may be more difficult to enforce; and fluctuations in exchange rates may affect product demand and may adversely affect the profitability in U.S. dollars of products and services provided by the Company in foreign markets where payment for the Company's products and services is made in the local currency. In 1997, effects of currency translation, due to a stronger U.S. dollar, decreased revenues by $2.3 million. Further, a significant portion of the Company's business is conducted in foreign countries, particularly Germany. Foreign operations are also subject to certain risks such as general economic conditions in the countries in which the Company operates, unexpected changes in regulatory requirements, compliance with a variety of foreign laws and regulations and overlap of different tax structures. Tax rates in certain foreign countries exceed that of the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business and results of operations.

     Competition. The Company encounters intense competition in the sale of its on-line finished materials quality control products. The Company believes that the principal competitive factors affecting the market for on-line process optimization systems include quality and reliability, accuracy, price, customer service and support, ease of use, distribution channels, technical features and compatibility with customers' manufacturing processes. Certain of the Company's competitors have greater resources, manufacturing and marketing capabilities, technical staff and production facilities than those of the Company. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than can the Company. Further, competition with respect to all of the Company's products could increase if new companies enter the market or if existing competitors expand their product lines. There can be no assurance that competitors of the Company will not develop technological innovations that will render products of the Company obsolete.

     Proprietary Rights. Proprietary rights relating to the Company's products will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are maintained in confidence as trade secrets. There can be no assurance that any patents now or hereafter owned by the Company will afford protection against competitors. Proceedings initiated by the Company to protect its proprietary rights could result in substantial costs to the Company. Recently, the Company's Gamma-Metrics subsidiary initiated a lawsuit in the Federal District Court in San Diego, California, alleging among other things, patent infringement against Scantech Limited and its subsidiary Mineral Control Instrumentation Ltd.
Scantech Limited has filed a counterclaim against Gamma-Metrics alleging antitrust violations and unfair competition. There can be no assurance that competitors of the Company, some of whom have substantially greater resources than those of the Company, will not initiate litigation to challenge the validity of the Company's patents, or that they will not use their resources to design comparable products that do not infringe the Company's patents. The Company could incur substantial costs and diversion of management resources with respect to the defense of any such claims, which could have a material adverse effect on the Company's business, financial condition, and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block the Company's ability to make, use, sell, distribute or market its products and services in the U.S. and abroad. There may also be pending or issued patents held by parties not affiliated with the Company that relate to the Company's products or technologies. In the event that a claim relating to proprietary technology or information is asserted against the Company, the Company may need to acquire licenses to, or contest the validity of, any such competitor's proprietary technology. It is likely that significant funds would be required to contest the validity of any such competitor's proprietary technology. There can be no assurance that any license required under any such competitor's proprietary technology would be made available on acceptable terms or that the Company would prevail in any such contest. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or independent development by others of similar technology. In addition, the laws of some jurisdictions do not protect the Company's proprietary rights to the same extent as the laws of the U.S. There can be no assurance that these protections will be adequate.

     Dependence on Sole-source Suppliers. Various components of the Company's products are supplied by sole-source vendors. The Company has not experienced significant difficulty in obtaining adequate supplies from these vendors, and has identified alternate suppliers. However, there can be no assurance that the unanticipated loss of a single vendor would not result in delays in shipment or in the introduction of new products. Any such delays could have a material adverse effect on the Company's business or results of operations.

     Government Regulations and Approvals. The market for certain of the Company's products, both in the U.S. and abroad, is subject to or influenced by various domestic and foreign clean air and consumer protection laws. The Company designs, develops and markets its products, in part, to meet customer needs created by existing and anticipated regulations, and any changes in these regulations may adversely affect consumer demand for the Company's products.

     Potential Fluctuations in Quarterly Performance. Many of the Company's products are large systems that may require significant capital expenditures. Consequently, the timing of sales of these systems could affect the Company's quarterly earnings. Further, the Company's quarterly operating results may also vary significantly depending on a number of other factors, including the size, timing and shipment of individual orders, changes in pricing by the Company or its competitors, discount levels, seasonality of revenue, foreign currency exchange rates, the mix of products sold, the timing of the announcement, introduction and delivery of new product enhancements by the Company and its competitors and general economic conditions. Generally, the Company recognizes product revenues upon shipment of its products. Revenues on substantially all contracts are recognized using the percentage-of-completion method. Typically, the Company experiences higher revenues in the second half of each year due to seasonality experienced by its on-line finished materials quality control business primarily because customers tend to place their orders earlier in the year so that they can have the systems installed either during the holiday season in the third quarter or between Christmas and the New Year. Because certain operating expenses of the Company are based on anticipated capacity levels and a high percentage of the Company's expenses are fixed for the short term, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business or results of operations.

     Potential Impact of Year 2000 on Processing of Date-Sensitive Information. The Company is currently assessing the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems and on products sold as well as products purchased by the Company. The Company believes that its internal information systems and current products are either year 2000 compliant or will be so prior to the year 2000 without incurring material costs. There can be no assurance, however, that the Company will not experience unexpected costs and delays in achieving year 2000 compliance for its internal information systems and current products, which could result in a material adverse effect on the Company's future results of operations.

      The Company is presently assessing the effect that the year 2000 problem may have on its previously sold products. The Company is also assessing whether its key suppliers are adequately addressing this issue and the effect this might have on the Company. The Company has not completed its analysis and is unable to conclude at this time that the year 2000 problem as it relates to its previously sold products and products purchased from key suppliers is not reasonably likely to have a material adverse effect on the Company's future results of operations.

      Dependence on Key Personnel. The Company's success depends to a significant extent upon a number of key employees, including members of senior management. The loss of the services of one or more of these key employees could have a material adverse effect on the Company. The Company has not obtained and does not intend to obtain key-man life insurance policies for any key employee. The Company believes that its future success will depend in part on its ability to attract, motivate and retain highly skilled technical, managerial and marketing personnel. Competition for such personnel is intense and there can be no assurance that the Company will be successful in attracting, motivating and retaining key personnel. The failure to hire and retain such personnel could materially adversely affect the Company's business and results of operations.

     Potential Conflict of Interest. For financial reporting purposes the Company's financial results are included in the consolidated financial statements of Thermo Instrument and Thermo Electron. The members of the Board of Directors of the Company who are also affiliated with Thermo Electron or Thermo Instrument will consider both the short-term and the long-term impact of operating decisions on the Company as well as the impact of such decisions on the consolidated financial results of Thermo Instrument and Thermo Electron. The interests of Thermo Electron and Thermo Instrument on the one hand and the Company on the other hand may differ. The Company is an indirect subsidiary of Thermo Electron and is a party to various agreements with Thermo Electron. These agreements may limit the Company's operating flexibility.

    Lack of Voting Control. The Company's shareholders do not have the right to cumulate votes for the election of directors. Thermo Instrument beneficially owns approximately 60.9% of the voting stock of the Company. Accordingly, Thermo Instrument has the power to elect the entire Board of Directors of the Company and to approve or disapprove any corporate actions submitted to a vote of the Company's stockholders.

     Lack of Dividends. The Company anticipates that for the foreseeable future the Company's earnings, if any, will be retained for use in the business and that no cash dividends will be paid on the Common Stock. Declaration of dividends on the Common Stock will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements and general business conditions.

                              SELLING SHAREHOLDERS

    The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock owned by each Selling Shareholder, the number of Shares that may be offered by each Selling Shareholder pursuant to this Prospectus, and the number of Shares each Selling Shareholder will own after completion of the offering, assuming all of the Shares being offered hereby are sold.

---------------------------------------------------------------------------------------
SELLING SHAREHOLDER                          SHARES OF    SHARES BEING   SHARES OWNED
                                            COMMON STOCK     OFFERED        AFTER
                                            OWNED PRIOR                 COMPLETION OF
                                               TO THE                    THE OFFERING
                                            OFFERING(1)
---------------------------------------------------------------------------------------
Harrogate Holdings Ltd.                             5,000         5,000              0
---------------------------------------------------------------------------------------
Topaz Investments and Management Inc.               1,500         1,500              0
---------------------------------------------------------------------------------------
Orsenna Ltd.                                        3,000         3,000              0
---------------------------------------------------------------------------------------
Pavlos and Efstathia Servetopoulos                  2,000         2,000              0
---------------------------------------------------------------------------------------
Efal Investment Co.                                 4,000         4,000              0
---------------------------------------------------------------------------------------
Efimia Chryssi                                        500           500              0
---------------------------------------------------------------------------------------
Alexandros Chryssis                                   500           500              0
---------------------------------------------------------------------------------------
Vasilios and Irini Lezos                              500           500              0
---------------------------------------------------------------------------------------
Aphrodite Trading Corp.                             3,500         3,500              0
---------------------------------------------------------------------------------------
Richard H. Hochman                                  6,650         6,650              0
---------------------------------------------------------------------------------------
James J. Albertine                                  1,667         1,667              0
---------------------------------------------------------------------------------------
John M. Albertine(2)                                8,332         8,332              0
---------------------------------------------------------------------------------------
The Acorn Fund                                    232,500        32,500        200,000
---------------------------------------------------------------------------------------
Kemper Technology Fund                             66,666        66,666              0
---------------------------------------------------------------------------------------
WNC Corporation                                    10,000        10,000              0
---------------------------------------------------------------------------------------
Bruce E. Toll                                      10,000        10,000              0
---------------------------------------------------------------------------------------
Harold S. Melcher                                  20,000        20,000              0
---------------------------------------------------------------------------------------
Dinesh Sachdeva                                     2,500         2,500              0
---------------------------------------------------------------------------------------
Richard V. Aghababian                               6,666         6,666              0
---------------------------------------------------------------------------------------
Thermo Opportunity Fund                            66,666        66,666              0
---------------------------------------------------------------------------------------
W.H.I. Growth Fund, L.P.                           50,000        50,000              0
---------------------------------------------------------------------------------------
Robert L. Rabuck                                    3,333         3,333              0
---------------------------------------------------------------------------------------
Edward Leshowitz Trustee of Angelo R.
Cali Irrevocable Trust Dated 07/01/79               2,500         2,500              0
---------------------------------------------------------------------------------------
Decaudaveine                                        2,500         2,500              0
---------------------------------------------------------------------------------------
Oddo & Cie                                         17,500        17,500              0
---------------------------------------------------------------------------------------
Ruffer Inv. Man. Ltd.                               5,000         5,000              0
---------------------------------------------------------------------------------------
Prolific International Fund PLC TC PI
Technology                                          5,000         5,000              0
---------------------------------------------------------------------------------------
Midland Bank Trust Company Limited                 17,500        17,500              0
---------------------------------------------------------------------------------------
NPI AM Re CD Marks Trust                            5,500         5,500              0
---------------------------------------------------------------------------------------
NPI AM Re IR & AD Marks                             2,750         2,750              0
---------------------------------------------------------------------------------------
NPI AM Re AIM Foundation                            5,500         5,500              0
---------------------------------------------------------------------------------------
NPI AM Re Beaie Markes                              2,750         2,750              0
---------------------------------------------------------------------------------------
NPI AM Re Marie Marks                               2,000         2,000              0
---------------------------------------------------------------------------------------
NPI AM Re NJ Marks                                  5,500         5,500              0
---------------------------------------------------------------------------------------
NPI AM Re CD Marks                                  2,000         2,000              0
---------------------------------------------------------------------------------------
Discount Bank and Trust Company                    25,000        25,000              0
---------------------------------------------------------------------------------------
Dresdner Bank (Switzerland) Ltd.                   15,000        15,000              0
---------------------------------------------------------------------------------------
ABN AMRO Bank (Schweiz)                            10,000        10,000              0
---------------------------------------------------------------------------------------
Soginvest Banca Lugano                              6,000         6,000              0
---------------------------------------------------------------------------------------
Pilot Trading Trust (3)                             5,000         5,000              0
---------------------------------------------------------------------------------------
Michael R. Turner                                   3,333         3,333              0
---------------------------------------------------------------------------------------
R. Hunter Morin                                     3,333         3,333              0
---------------------------------------------------------------------------------------
Darier, Hentsch & Cie                              33,333        33,333              0
---------------------------------------------------------------------------------------
Steven Ames                                         5,000         5,000              0
---------------------------------------------------------------------------------------
Myles H. Tanenbaum                                 25,000        25,000              0
---------------------------------------------------------------------------------------
Dr. Jondy L. Cohen                                  2,500         2,500              0
---------------------------------------------------------------------------------------
Jay A. Cohen                                        2,500         2,500              0
---------------------------------------------------------------------------------------
L & J Cohen Inc.                                   12,500        12,500              0
---------------------------------------------------------------------------------------
Leonard Cohen & Jean Cohen Trustees FBO
Leonard Cohen & Jean Cohen Revocable
Trust UAD 12/19/93                                 12,500        12,500              0
---------------------------------------------------------------------------------------
Atalanta Investment Co. Inc.                       25,000        25,000              0
---------------------------------------------------------------------------------------
Philip H. Geier                                    25,000        25,000              0
---------------------------------------------------------------------------------------
Yiska Moser Trust                                   8,000         8,000              0
---------------------------------------------------------------------------------------
HTOOB, Inc.                                         5,000         5,000              0
---------------------------------------------------------------------------------------
Alex E. Booth, Jr.                                  5,000         5,000              0
---------------------------------------------------------------------------------------
Morris Weiser, Trustee Morris Trust U/A/D
12/31/92                                            2,500         2,500              0
---------------------------------------------------------------------------------------
Julian I. Edison                                   20,000        20,000              0
---------------------------------------------------------------------------------------
Hope R. Edison                                      5,000         5,000              0
---------------------------------------------------------------------------------------
Eos Partners, LP                                   55,000        55,000              0
---------------------------------------------------------------------------------------
Harpel Family Partnership                           7,500         7,500              0
---------------------------------------------------------------------------------------
Rose Cali Custodian for Christopher J.
Cali Unif. Trans. Min. Act NJ                       1,500         1,500              0
---------------------------------------------------------------------------------------
Edward Leshowitz                                    2,000         2,000              0
---------------------------------------------------------------------------------------
John J. Cali                                        1,000         1,000              0
---------------------------------------------------------------------------------------
Jackie L. Stone                                     3,333         3,333              0
---------------------------------------------------------------------------------------
Seema Sachdeva and Rakesh Sachdeva                  1,350         1,350              0
---------------------------------------------------------------------------------------
William E. Phillips                                 3,500         3,500              0
---------------------------------------------------------------------------------------
Donald E. Noble(4)                                  1,500         1,500              0
---------------------------------------------------------------------------------------
The Benjamin Wood Painter Trust                       750           750              0
---------------------------------------------------------------------------------------
The Christopher Norwood Painter Trust                 750           750              0
---------------------------------------------------------------------------------------
Werner Kramer (5)                                  31,000         1,000         30,000
---------------------------------------------------------------------------------------
Comar Inc.                                          1,500         1,500              0
---------------------------------------------------------------------------------------
Ernesto A. Corte(6)                                38,600         3,500         35,100
---------------------------------------------------------------------------------------
Gilcy Partners Ltd. L.P.                            1,666         1,666              0
---------------------------------------------------------------------------------------
Bankers Trust, Trustee for Chrysler Corp.
Emp. #1 Pension Plan dated April 1, 1989
                                                  120,000       120,000              0
---------------------------------------------------------------------------------------
Denis A. Helm(7)                                   26,000         1,000         25,000
---------------------------------------------------------------------------------------
Green Gentury Balanced Fund                        12,500        12,500              0
---------------------------------------------------------------------------------------
Essex Special Growth Opportunities Fund LP
                                                   20,000        20,000              0
---------------------------------------------------------------------------------------
Demetrios Speliotis                                 6,000         6,000              0
---------------------------------------------------------------------------------------
Konstantinos & Vasilia Kanaris                        500           500              0
---------------------------------------------------------------------------------------
Tral & Co.                                         72,000        72,000              0
---------------------------------------------------------------------------------------
Clariden Bank                                      12,000        12,000              0
---------------------------------------------------------------------------------------

     (1) Except as otherwise reflected in the footnotes to this table, all share ownership includes Shares owned by the Selling Shareholders and shares that the Selling Shareholders have the right to acquire within 60 days of September 27, 1997, through the exercise of stock options.

     (2) John M. Albertine is a Director of Thermo Electron.

     (3) Pilot Trading Trust is controlled by Robert A. McCabe, a Director of Thermo Electron, and members of his family.

     (4) Donald E. Noble is a Director of Thermo Electron.

     (5) Werner Kramer is Executive Vice President of the Company.

     (6) Ernesto A. Corte is President, Chief Executive Officer and a Director of the Company.

     (7) Denis A. Helm is Chairman of the Board of Directors of the Company.

      The Shares are being registered to permit public secondary trading of the Shares from time to time by the Selling Shareholders. All of the Shares being offered by the Selling Shareholders were sold by the Company in private placement transactions pursuant to Stock Purchase Agreements with the Company dated December 16, 1996 and December 27, 1996 (the "Purchase Agreements") for cash.

     In the Purchase Agreements, the Company agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. See "Sale of Shares." The Company intends to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares registered thereunder have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares are no longer required to be registered for the sale thereof by the Selling Shareholders.

                                 SALE OF SHARES


     The Company will not receive any of the proceeds from this offering. The Shares offered hereby may be sold from time to time by or for the account of any of the Selling Shareholders or by their pledgees, donees, distributees or transferees or other successors in interest to the Selling Shareholders. The Shares may be sold hereunder directly to purchasers by the Selling Shareholders in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which the broker solicits purchases; block trades in which the broker or dealer will attempt to sell Shares as agent but may position and resell a portion of the block as principal; transactions in which a broker or dealer purchases as principal for resale for its own account; or through underwriters or agents. The Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling Shareholders and/or the purchasers of the Shares. Each Selling Shareholder will be responsible for payment of any and all commissions to brokers.

     The aggregate proceeds to any Selling Shareholder from the sale of the Shares offered hereby will be the purchase price of such Shares less any broker's commission.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Any Selling Shareholder and any broker-dealer, agent or underwriter who acts in connection with the sale of Shares hereunder may be deemed to be an "underwriter" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents previously filed with the Commission by the Company (File No. 1-13085) are hereby incorporated in this Prospectus by reference:

            (a) Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

            (b)   Quarterly  Report on Form 10-Q for the quarter  ended April 4,
                  1998;

            (c)   Current  Report on Form 8-K filed on July 17,  1998  regarding
                  the  purchase  by  the  Company  of  Honeywell-Measurex   Data
                  Measurement Corporation;

            (d)   Quarterly  Report on Form 10-Q for the  quarter  ended July 4,
                  1998;

            (e) Current Report on Form 8-K filed on August 13, 1998 regarding the proposed reorganization at Thermo Electron; and

            (f) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Sandra L. Lambert, Secretary, Metrika Systems Corporation, c/o
Thermo Electron Corporation, 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02454-9046 (telephone: (781) 622-1000).

                                LEGAL MATTERS

      Certain legal matters relating to the Shares offered hereby have been passed upon for the Company by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of Thermo Electron, is an officer of the Company, Thermo Instrument and Thermo Electron, and owns or has the right to acquire 2,500 shares of Common Stock, 20,973 shares of the common stock, $.10 par value per share, of Thermo Instrument and 103,028 shares of the common stock, $1.00 par value per share, of Thermo Electron.


                                   EXPERTS

     The financial statements of the Company incorporated by reference into and the financial statement schedule incorporated by reference into the Registration Statement of which this Prospectus forms a part have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              Item 14. Other Expenses of Issuance and Distribution.

     The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee.

                                                                   Amount
     Registration fee - Securities and Exchange Commission  $     5,024.00
     Legal fees and expenses                                      5,000.00
     Accounting fees and expenses                                 5,000.00
     Printing and engraving expenses                             15,000.00
     Miscellaneous                                                2,000.00
          Total                                             $    32,024.00

     Item 15.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

     Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.

     The Selling Shareholders are obligated under the Purchase Agreements to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act.

     Item 16. Exhibits

     See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

     Item 17. Undertakings.

     (a) The undersigned Registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of August, 1998.

                                           METRIKA SYSTEMS CORPORATION

                                          By:  /s/ Ernesto A. Corte
                                               Ernesto A. Corte
                                               President and Chief
                                               Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.


  Signature                         Title                             Date

/s/ Ernesto A. Corte          President, Chief                   August 27, 1998
------------------------      Executive Officer
Ernesto A. Corte              and Director (Principal
                              Executive Officer)

John N. Hatsopoulos*          Senior Vice President              August 27, 1998
------------------------      and Chief Financial Officer
John N. Hatsopoulos           (Principal Financial Officer)

Paul F. Kelleher*             Chief Accounting                   August 27, 1998
------------------------      Officer (Principal
Paul F. Kelleher              Accounting Officer)

Denis A. Helm*                Chairman of the Board              August 27, 1998
------------------------      and Director
Denis A. Helm

Joseph A. Baute*              Director                           August 27, 1998
------------------------
Joseph A. Baute

Willard R. Becraft            Director                           August 27, 1998
------------------------
Willard R. Becraft

John T. Keiser*               Director                           August 27, 1998
------------------------
John T. Keiser

Earl R. Lewis*                Director                           August 27, 1998
------------------------
Earl R. Lewis

Arvin H. Smith*               Director                           August 27, 1998
------------------------
Arvin H. Smith

* The undersigned Paul F. Kelleher, by signing his name hereto, does hereby execute this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 on behalf of each of the above-named persons pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

                                                       /s/ Paul F. Kelleher
                                                       ------------------------
                                                       Paul F. Kelleher
                                                       Attorney-in-Fact

                                  EXHIBIT INDEX


 Exhibit No.                      Description of Exhibit
        4     Specimen Common Stock Certificate (filed as Exhibit 4 to the
              Registrant's Registration Statement on Form S-1 [Registration
              No. 333-25243] and incorporated herein by reference).
        5     Opinion of Seth H. Hoogasian, Esq. (previously filed)
       23.1   Consent of Arthur Andersen LLP
       23.2   Consent of Seth H. Hoogasian, Esq. (contained in Exhibit 5)
        24    Power of Attorney (previously filed)

                                                                    Exhibit 23.1



                  Consent of Independent Public Accountants


To Metrika Systems Corporation:

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 17, 1998, incorporated by reference in this registration statement and to all references to our firm included in or made a part of this registration statement on Form S-3.


                                                     Arthur Andersen LLP


Boston, Massachusetts
August 27, 1998